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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT


         We hereby consent to the use of our report, dated February 20, 2004, relating to the consolidated financial statements of First Capital Bancorp, Inc. and subsidiaries for the two years ended December 31, 2003, included in this Current Report on Form 8-K/A and incorporated by reference into the previously filed Registration Statements of CNB Holdings, Inc. on Form S-8 (File Numbers 333-108683 and 333-108684).


                                           /s/ Mauldin & Jenkins, LLC


Atlanta, Georgia
August 10, 2004